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                                                                  Exhibit 23.1



                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors and Stockholders
AXS-One Inc.:


We consent to incorporation by reference in the registration statements (Nos. 333-11681, 333-49733, and 333-61125) on Form S-8 and (No. 333-49731) on Form S-3
of AXS-One Inc. (formerly called Computron Software, Inc.) of our report dated January 29, 2001, except as to note 3, which is as of March 16, 2001, relating to the consolidated balance sheets of AXS-One Inc. and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, comprehensive loss, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 2000, and our report dated January 29, 2001 on the related consolidated financial statement schedule, which reports appear in the December 31, 2000 annual report on Form 10-K of AXS-One Inc.


KPMG LLP


Short Hills, New Jersey
March 28, 2001